INDEPENDENT AUDITORS' CONSENT



Board of Directors and Policyowners
ReliaStar Life Insurance Company of New York
  Variable Life Separate Account I

We consent to the use in the Post-Effective Amendment No. 4 to Registration Statement on Form S-6 (File No. 333-19123) of ReliaStar Life Insurance Company of New York Variable Life Separate Account I filed under the Securities Act of 1933 of our report dated February 19, 1999 on the audit of the financial statements of ReliaStar Life Insurance Company of New York Variable Life Separate Account I as of December 31, 1998 and for the year ended December
31, 1998 and the period from August 8, 1997 (date of inception) to December 31, 1997, and our report dated February 4, 1999 on the audit of the financial statements of ReliaStar Life Insurance Company of New York as of and for the years ended December 31, 1998 and 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche



Minneapolis, Minnesota
April 7, 1999